Exhibit (a)(1)(H)(vi)

INTEGRATED SILICON SOLUTION, INC.

2007 INCENTIVE COMPENSATION PLAN

NOTICE OF GRANT OF STOCK OPTION

Unless otherwise defined herein, the terms defined in the 2007 Incentive Compensation Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant”) and Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A (together, the “Agreement”).

Optionee:

Address:

Optionee has been granted an option (the “Option”) to purchase Common Stock of the Corporation, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Number of Shares Granted

Exercise Price per Share	$

Total Exercise Price	$

Type of Option	Incentive Option

Non-Statutory Option

Term/Expiration Date

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, this Option will be exercisable, in whole or in part, in accordance with the following schedule:

[INSERT VESTING SCHEDULE]

Termination Period:

This Option will be exercisable for [            ] after Optionee ceases to provide Service to the Corporation, unless such termination is due to Optionee’s death or Permanent Disability, in which case this Option will be exercisable for [            ] after Optionee ceases to provide Service to the Corporation. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Article Two, Section IV of the Plan.

By Optionee’s signature and the signature of the Corporation’s representative below, Optionee and the Corporation agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions relating to the Plan and Agreement. Optionee further agrees to notify the Corporation upon any change in the residence address indicated below.

OPTIONEE	INTEGRATED SILICON SOLUTION, INC.

Signature	By

Print Name	Title

Address:

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant. The Corporation hereby grants to the Optionee named in the Notice of Grant (“Optionee”) an option (the “Option”) to purchase the number of shares of Common Stock, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section V of Article Six of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice of Grant as an Incentive Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Non-Statutory Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) will be regarded as a NSO granted under the Plan. In no event will the Plan Administrator, the Corporation or any Parent or Subsidiary or any of their respective employees or directors have any liability to Optionee (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares of Common Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Optionee in accordance with any of the provisions of this Agreement, unless Optionee will have provided continuous Service from the Date of Grant until the date such vesting occurs.

3. Plan Administrator Discretion. The Plan Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Plan Administrator.

4. Exercise of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Plan Administrator may determine, which will state the election to exercise the Option, the number of shares of Common Stock in respect of which the Option is being exercised (the “Exercised Shares of Common Stock”), and such other representations and agreements as may be required by the Corporation pursuant to the provisions of the Plan. The Exercise Notice will be completed by Optionee and delivered to the Corporation. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares of Common Stock together with any applicable Withholding Taxes. This Option will be deemed to be exercised upon receipt by the Corporation of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Optionee:

(a) cash;

(b) check; or

(c) consideration received by the Corporation under a formal cashless exercise program adopted by the Corporation in connection with the Plan.

6. Tax Obligations.

(a) Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the shares of Common Stock will be issued to Optionee, unless and until satisfactory arrangements (as determined by the Plan Administrator) will have been made by Optionee with respect to the payment of income, employment and other taxes which the Corporation determines must be withheld with respect to such shares of Common Stock. To the extent determined appropriate by the Corporation in its discretion, it will have the right (but not the obligation) to satisfy any Withholding Taxes obligations by reducing the number of shares of Common Stock otherwise deliverable to Optionee. If Optionee fails to make satisfactory arrangements for the payment of any required Withholding Taxes obligations hereunder at the time of the Option exercise, Optionee acknowledges and agrees that the Corporation may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO shares of Common Stock. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the shares of Common Stock acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Optionee will immediately notify the Corporation in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Corporation on the compensation income recognized by Optionee.

(c) Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a share of Common Stock on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Optionee prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the Optionee. Optionee acknowledges that the Corporation cannot and has not guaranteed that the IRS will agree that the per share exercise price of this Option equals or exceeds the Fair Market Value of a share of Common Stock on the Date of Grant in a later examination. Optionee agrees that if the IRS determines that the Option was granted with a per share exercise price that was less than the Fair Market Value of a share of common stock on the date of grant, Optionee will be solely responsible for Optionee’s costs related to such a determination.

7. Rights as Stockholder. Neither Optionee nor any person claiming under or through Optionee will have any of the rights or privileges of a stockholder of the Corporation in respect of any shares of Common Stock deliverable hereunder unless and until certificates representing such shares of Common Stock will have been issued, recorded on the records of the Corporation or its transfer agents or registrars, and delivered to Optionee. After such issuance, recordation and delivery, Optionee will have all the rights of a stockholder of the Corporation with respect to voting such shares of Common Stock and receipt of dividends and distributions on such shares of Common Stock.

8. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES OF COMMON STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING SERVICE AT THE WILL OF THE CORPORATION (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING OPTIONEE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES OF COMMON STOCK HEREUNDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE RIGHT OF THE CORPORATION (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING OPTIONEE) TO TERMINATE OPTIONEE’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

9. Address for Notices. Any notice to be given to the Corporation under the terms of this Agreement will be addressed to the Corporation at Integrated Silicon Solution, Inc., 1940 Zanker Road, San Jose, CA 95112, or at such other address as the Corporation may hereafter designate in writing.

10. Grant is Not Transferable. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Corporation will determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares of Common Stock to Optionee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Corporation. The Corporation will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the Exercised Shares of Common Stock will be considered transferred to Optionee on the date the Option is exercised with respect to such Exercised Shares of Common Stock.

13. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

14. Plan Administrator Authority. The Plan Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any shares of Common Stock subject to the Option have vested). All actions taken and all interpretations and determinations made by the Plan Administrator in good faith will be final and binding upon Optionee, the Corporation and all other interested persons. No member of the Plan Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15. Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation.

16. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Optionee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Corporation.

19. Amendment, Suspension or Termination of the Plan. By accepting this Award, Optionee expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Optionee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Corporation at any time.

20. Governing Law. This Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option is made and/or to be performed.

EXHIBIT B

INTEGRATED SILICON SOLUTION, INC.

2007 INCENTIVE COMPENSATION PLAN

EXERCISE NOTICE

Integrated Silicon Solution, Inc.

1940 Zanker Road

San Jose, CA 95112

Attention:

1. Exercise of Option. Effective as of today,                     ,         , the undersigned (“Purchaser”) hereby elects to purchase              shares of Common Stock of Integrated Silicon Solution, Inc. (the “Corporation”) under and pursuant to the 2007 Incentive Compensation Plan (the “Plan”) and the Stock Option Agreement dated                              (the “Agreement”). The purchase price for the shares of Common Stock will be $            , as required by the Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Corporation the full purchase price of the shares of Common Stock and any required Withholding Taxes to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation) of the shares of Common Stock, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The shares of Common Stock so acquired will be issued to Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section V.D of Article One of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the shares of Common Stock. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the shares of Common Stock and that Purchaser is not relying on the Corporation for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of

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the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Corporation and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Corporation and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

PURCHASER	INTEGRATED SILICON SOLUTION, INC.

Signature	By

Print Name	Its

Address:

Date Received

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